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                                                                      EXHIBIT 11

                     COMAIR HOLDINGS, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE

March 31, 1995:
   Net income......................                  $29,305,256
   Common stock outstanding as of
     April 1, 1994.................     48,396,411
   Exercise of stock options
     (76,550 shares issued)........         47,201
   Repurchase of common shares
     (4,510,800 shares repurchased)     (2,875,109)
                                        ----------   -----------   -----
                                        45,568,503   $29,305,256   $ .64
                                        ==========   ===========   =====
   Effect of outstanding stock options
    which is less than 3% and not
    required to be disclosed in the
    financial statements
    (716,342 shares)...............        287,417
                                        ----------   -----------   -----
                                        45,855,920   $29,305,256   $ .64
                                        ==========   ===========   =====
March 31, 1996:
   Net income......................                  $60,008,473
   Common stock outstanding as of
     April 1, 1995.................     43,960,794
   Exercise of stock options
     (519,146 shares issued) ......        348,848
   Repurchase of common shares
     (41,737 shares issued)........        (38,200)
                                        ----------   -----------   -----
                                        44,271,442   $60,008,473   $1.36
                                        ==========   ===========   =====
   Effect of outstanding stock options
    which is less than 3% and not
    required to be disclosed in the
    financial statements
    (1,003,427 shares).............        319,097
                                        ----------   -----------   -----
                                        44,590,539   $60,008,473   $1.35
                                        ==========   ===========   =====
March 31, 1997:
   Net income......................                  $75,424,593
   Common stock outstanding as of
     April 1, 1996.................     44,438,204
   Exercise of stock options
     (94,611 shares issued).......          33,290
                                        ----------   -----------   -----
                                        44,471,494   $75,424,593   $1.70
                                        ==========   ===========   =====

   Effect of outstanding stock options
    which is less than 3% and not
    required to be disclosed in the
    financial statements
    (919,340 shares)...............        381,701
                                        ----------   -----------   -----
                                        44,853,195   $75,424,593   $1.68
                                        ==========   ===========   =====